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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 23, 2007

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On July 23, 2007, we completed the following private placement of securities:

We sold 500,000 units at an offering price of $1.00 per unit, for total consideration of $500,000. Each unit consisted of one treasury share and one half share purchase warrant (a “Half-Warrant”). One whole warrant (a “Warrant”) entitles the holder, on exercise, to purchase one additional common share at a price of $1.50. The Half-Warrants expire on July 23, 2009. We sold the units to one non-US person outside of the United States of America in reliance on the exemption from registration contained in Regulation S (Regulations 901 to 905) of the Securities Act of 1933.

The purchaser also received an option (a “Unit Option”) to purchase additional units, exercisable at any time up to 5:00 p.m. Pacific Time, on December 31, 2007. The Unit Option exercise price is the greater of $1.00 or a price equivalent to a 20% discount to the 30-day volume weighted average closing price preceding the date of exercise (the “Volume Weighted Average Price”). On exercise, each Unit Option entitles the holder to acquire one treasury share and one half share purchase warrant. One whole warrant (a “Unit Option Purchase Warrant”) entitles the holder, on exercise, to purchase one additional common share at an exercise price that is the greater of $1.50 or 150% of the Volume Weighted Average Price, for a term that is 12 months from the date of exercise of the Unit Option.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 26th day of July, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
        Officer and Treasurer